Date:                                                                                                Contact:

October 17, 2012                                                                           Mr. Richard G. Spencer
                        President & Chief Executive Officer
                        (412) 367-3300
                        E-mail:  rspencer@fidelitybank-pa.com

For Immediate Release

FIDELITY BANCORP, INC.
ANNOUNCES  FOURTH QUARTER
COMMON STOCK DIVIDEND

COMMON STOCK DIVIDEND

PITTSBURGH, PA – October 17, 2012 – The Board of Directors of Fidelity Bancorp, Inc., (Nasdaq: FSBI) the holding company for Fidelity Bank, declared on October 16, 2012 a quarterly cash dividend of $ .02 per share on the Company’s common stock. The dividend is payable November 29, 2012 to stockholders of record November 15, 2012. This represents the 97th uninterrupted quarterly cash dividend paid to stockholders.

Fidelity Bancorp, Inc. is the holding company of Fidelity Bank, a Pennsylvania chartered, FDIC-insured savings bank conducting business through thirteen (13) offices in Allegheny and Butler counties.